EXHIBIT 99.1

news release

401 Bay Street, Suite 2010

P.O. Box 118

Toronto, Ontario

Canada M5H 2Y4

NYSE: TC
TSX: TCM, TCM.WT
May 24, 2010	Frankfurt: A6R

PETITION FILED RELATING TO THE ENDAKO EXPANSION PROJECT

Thompson Creek Metals Company Inc. (“Company”), one of the world’s largest publicly traded, pure molybdenum producers, today announced that it has received notification of a petition filed recently in the Supreme Court of British Columbia by the Stellat’en First Nation claiming that the British Columbia Ministry of Energy, Mines and Petroleum Resources has not fulfilled its duty to consult with or accommodate Stellat’en’s asserted aboriginal rights and title interests in relation to the Endako Mine expansion project.

The petition names the Company, a 75% owner of the Endako Mine, as one of the parties involved but does not cite the Company in any of its claims regarding the lack of consultation.

The Company is satisfied with the efforts to date to consult and engage with the Stellat’en First Nation and other First Nations regarding the expansion project and will continue to work with the Government of British Columbia towards building positive relationships with First Nations regarding the Endako Mine and the expansion project.

About Thompson Creek Metals Company Inc.

Thompson Creek Metals Company Inc. is one of the largest publicly traded, pure molybdenum producers in the world. The Company owns the Thompson Creek open-pit molybdenum mine and mill in Idaho, a metallurgical roasting facility in Langeloth, Pennsylvania and a 75% share of the Endako open-pit mine, mill and roasting facility in northern British Columbia. Thompson Creek is evaluating the Mount Emmons Deposit, a high-grade underground molybdenum deposit near Crested Butte, Colorado. Thompson Creek has an option to acquire up to 75% of the property. The Company is continuing to pursue permitting of the Davidson Deposit, a high-grade underground molybdenum deposit near

Smithers, B.C. The Company has approximately 750 employees. Its principal executive office is in Denver, Colorado, and it also has an office in Toronto, Ontario. More information is available at www.thompsoncreekmetals.com.

Cautionary Note Regarding Forward-Looking Statements

This news release contains ‘‘forward-looking information’’ within the meaning of the United States Private Securities Litigation Reform Act of 1995 and applicable Canadian securities legislation which may include, but is not limited to, statements with respect to the future financial or operating performance of the Company, its subsidiaries and its projects, the future price of molybdenum, currency fluctuations, energy price fluctuations, the estimation of mineral reserves and resources, the realization of mineral reserve estimates, the timing and amount of estimated future production, costs of production, capital, operating and exploration expenditures, costs and timing of the development of new deposits, costs and timing of future exploration, requirements for additional capital, government regulation of mining operations, environmental risks, reclamation expenses, title disputes or claims and limitations of insurance coverage. Often, but not always, forward-looking statements can be identified by the use of words such as ‘‘plans’’, ‘‘expects’’, ‘‘is expected’’, ‘‘budget’’, ‘‘scheduled’’, ‘‘estimates’’, ‘‘forecasts’’, ‘‘intends’’, ‘‘anticipates’’, or ‘‘believes’’ or variations (including negative variations) of such words and phrases, or state that certain actions, events or results ‘‘may’’, ‘‘could’’, ‘‘would’’, ‘‘might’’ or ‘‘will’’ be taken, occur or be achieved. Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company and/or its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among others, risks related to general business, economic, competitive, political and social uncertainties including the current global recessionary economic conditions, the associated low molybdenum prices and the levels of disruption and continuing illiquidity in the credit markets; risks related to foreign currency fluctuations; risks related to the volatility of the Company’s share price; changes in environmental regulation; the actual results of current exploration activities; actual results of reclamation activities; conclusions of economic evaluations; changes in project parameters as plans continue to be refined; possible variations of ore grade or recovery rates; impurities and toxic substances in the mined material, failure of plant, equipment or processes to operate as anticipated; the age of the Langeloth Facility; structural integrity and old equipment at the Endako Mine; accidents, labor disputes and other risks of the mining industry; access to skilled labor; relations with employees; dependence upon key management personnel and executives; political instability, insurrection or war; disruption of transportation services; increased transportation costs and delays in obtaining governmental permits and approvals, or financing or in the completion of development or construction activities, as well as those factors discussed in the section entitled ‘‘Risk Factors’’ in the current Annual Report on Form 10-K, as amended, and subsequent documents filed on EDGAR at www.sec.gov and on SEDAR at www.sedar.com. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results to differ from those anticipated, estimated or intended. Forward-looking statements contained herein are made as of the date of this news release and the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or results or otherwise. There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, the reader is cautioned not to place undue reliance on forward-looking statements.

Readers should refer to Thompson Creek’s current Annual Report on Form 10-K, as amended, which is available on SEDAR at www.sedar.com and EDGAR at www.sec.gov and other continuous disclosure documents available at www.sedar.com and www.sec.gov for further information on ore reserves and mineralized material, which is subject to the qualifications and notes set forth therein.

For more information, please contact:

Wayne Cheveldayoff Thompson Creek Metals Company Inc. Tel: 416-860-1438 Toll free: 1-800-827-0992 wcheveldayoff@tcrk.com	Dan Symons Renmark Financial Communications Inc. Tel: 514-939-3989 dsymons@renmarkfinancial.com